UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 1, 2012

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on a Form 8-K filed on January 5, 2012, Advent Software Inc. (the “Company”) announced the appointment of the Company’s President, David Peter F. Hess, 41, as Chief Executive Officer (CEO) effective June 30, 2012. Mr. Hess succeeds Stephanie G. DiMarco, Founder, CEO and a director of the Company, who resigned as CEO effective June 30, 2012.

Effective on July 1, 2012, the base salary compensation of Mr. Hess and Ms. DiMarco will be changed from their previous levels. As CEO and President of the Company, Mr. Hess’ annual base salary will increase to $475,000. In addition, Mr. Hess will continue to be a participant in the Executive Severance Plan and 2012 Executive Incentive Plan, and will also continue to be eligible to participate in the Company’s standard benefits package, including medical, dental and vision plans, life insurance, disability coverage, the Company’s 2002 Stock Plan, 2005 Employee Stock Purchase Plan and 401(k) Retirement Savings Plan.

Effective July 1, 2012, Ms. DiMarco will continue to serve as a member of the Board and also as an employee of the Company in the role of Strategic Advisor to the Company. In such role, Ms. DiMarco will receive an annual base salary of $150,000 and will continue to be eligible to participate in the Company’s standard benefits package, including medical, dental and vision plans, life insurance, disability coverage, the Company’s 2002 Stock Plan, 2005 Employee Stock Purchase Plan and 401(k) Retirement Savings Plan. Ms. DiMarco participated in the Company’s 2012 Executive Incentive Plan from January 1, 2012 to June 30, 2012, and will be eligible to receive an annual variable cash payment from the plan, on a pro-rata basis, in the first quarter of 2013. Also effective July 1, 2012, Ms. DiMarco will no longer participate in the Company’s Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

	By:	/s/ James S. Cox
James S. Cox
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: July 6, 2012